Exhibit 99.2

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
AmeriPath Group Holdings, Inc. and Subsidiaries
Three Months Ended March 31, 2007 And 2006

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2007	December 31, 2006

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,578	$3,437
Restricted cash	29,601	30,906
Accounts receivable, net	153,279	137,947
Inventories	7,175	6,426
Deferred tax assets, net	15,317	15,073
Other current assets	10,964	10,185
Total current assets	316,914	203,974
PROPERTY AND EQUIPMENT, NET	122,240	114,630
OTHER ASSETS:
Goodwill	851,031	846,475
Identifiable intangibles, net	213,062	215,577
Other	39,594	33,675
Total other assets	1,103,687	1,095,727
TOTAL ASSETS	$1,542,841	$1,414,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$70,256	$81,673
Accrued interest	22,885	16,647
Current portion of long-term debt	2,087	2,090
Other current liabilities	1,161	1,285
Total current liabilities	96,389	101,695
LONG-TERM LIABILITIES:
Long-term debt	834,736	699,464
Other liabilities	45,028	43,971
Deferred tax liabilities, net	35,587	35,587
Total long-term liabilities	915,351	779,022
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 100,000,000 shares authorized, 89,686,112 shares
issued and outstanding at March 31, 2007 and December 31, 2006	90	90
Common stock, $.001 par value, 120,000,000 shares authorized, 80,722,956 shares and
80,717,456 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	81	81
Additional paid-in capital	530,792	529,635
Retained earnings	138	3,808
Total stockholders’ equity	531,101	533,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,542,841	$1,414,331

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(Unaudited)

	Three Months Ended March 31,

	2007	2006
NET REVENUES:
Total net revenues	$200,694	$170,936

OPERATING COSTS AND EXPENSES:
Cost of services	117,005	96,926
Selling, general and administrative expenses	46,653	35,751
Provision for doubtful accounts	19,358	19,840
Amortization expense	2,515	3,264
Merger-related charges	109	586

Total operating costs and expenses	185,640	156,367

INCOME FROM OPERATIONS	15,054	14,569

OTHER INCOME (EXPENSES):
Interest expense	(20,855)	(16,599)
Interest income	1,176	517
Change in value of derivative	--	293
Write-off of deferred financing costs	--	(3,360)
Other expense, net	(270)	(318)

Total other expenses, net	(19,949)	(19,467)

LOSS BEFORE INCOME TAXES	(4,895)	(4,898)
BENEFIT FOR INCOME TAXES	(1,225)	(3,369)

NET LOSS	$(3,670)	$(1,529)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,670)	$(1,529)
Adjustments to reconcile net loss to net cash (used in) provided by
. operating activities
Depreciation	6,391	4,687
Amortization	3,279	3,855
Loss on disposal of assets	3	68
Deferred income taxes	(244)	--
Provision for doubtful accounts	19,358	19,840
Write-off of deferred financing costs	(8)	3,360
Change in value of derivative	--	(293)
Non-cash stock option expense	1,157	143
Changes in assets and liabilities (net of effect of acquisitions)
Increase in accounts receivable	(34,690)	(28,709)
Increase in inventories	(749)	(121)
(Decrease) increase in other current assets	(780)	2,891
Increase in accrued interest	15,230	13,582
Increase in other assets	(6,675)	(5,109)
Decrease in accounts payable and accrued expenses	(13,657)	(10,132)
Net cash (used in) provided by operating activities	(15,055)	2,533
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment	(14,004)	(13,475)
Cash paid for acquisitions and related costs, net of cash acquired	--	(168,618)
Decrease (increase) in restricted cash	1,305	(145)
Payments of contingent notes	(1,380)	(2,889)
Net cash used in investing activities	(14,079)	(185,127)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	--	(5,013)
Payments on borrowings on long term debt and capital leases	(16)	(2,229)
Proceeds from new term loan facility, net of payments	(509)	203,500
Payments on former term loan facility	--	(99,049)
Proceeds from new revolving debt facility, net of payments	1,800	57,000
Payments on former revolving debt facility	--	(30,000)
Equity investment by parent	--	46,075
Proceeds from Senior Unsecured Floating Rate PIK Toggle Notes	125,000	--
Net cash provided by financing activities	126,275	170,284
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	97,141	(12,310)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,437	26,428
CASH AND CASH EQUIVALENTS, END OF PERIOD	$100,578	$14,118

SUPPLEMENTAL NON-CASH TRANSACTIONS
Issuance of equity to acquire Specialty Laboratories, Inc.	$--	$119,581
Issuance of PIK Notes for interest incurred	$8,992	$8, 534

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during period for interest	$3,709	$2,425
Cash paid during period for taxes	$1,311	$512

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Three Months Ended March 31, 2007 and 2006
(dollars in thousands, unless otherwise indicated)
(Unaudited)

Note 1—Business and Organization

     AmeriPath Group Holdings, Inc. (“Group Holdings”) is the parent of AmeriPath Holdings, Inc. (“Holdings”) which is the parent of AmeriPath, Inc. and subsidiaries (“AmeriPath”), one of the leading anatomic pathology laboratory companies in the United States. The consolidated entities are referred to as AmeriPath Group Holdings, Inc. and subsidiaries (the “Company”).

     AmeriPath is a provider of physician-based anatomic pathology, dermatopathology, molecular diagnostic services, and other esoteric services to physicians, hospitals, clinical laboratories and surgery centers. AmeriPath supports community-based medicine by helping physicians provide excellent and effective care for their patients. AmeriPath services an extensive referring physician base through its 40 outpatient laboratories located in 19 states, and provides inpatient diagnostic and medical director services at more than 200 hospitals. Services are performed by 392 pathologists.

     On January 29, 2007, AmeriPath Intermediate Holdings, Inc. (“Intermediate”) was organized pursuant to the laws of the state of Delaware. On February 2, 2007, Intermediate contributed all 100 shares of its common stock, par value $0.01 (the Intermediate Common Stock) to Holdings in exchange for all 100 shares of common stock of AmeriPath. Subsequent to the contribution, Holdings owns all of the outstanding shares of Intermediate, and AmeriPath is a wholly-owned subsidiary of Intermediate. Intermediate was organized for certain debt offerings and has no operations or assets other than ownership of all the common stock of AmeriPath.

     AmeriPath provides anatomic pathology services to both the outpatient and inpatient markets. In the outpatient market, laboratory testing and diagnostic services are provided to physician offices, clinics and freestanding surgery centers. As part of these services, AmeriPath owns and operates outpatient anatomic pathology laboratories, for which it bills patients and third party payors, principally on a fee-for-service basis, covering both the professional and technical components of such services. In the inpatient market, services are provided through hospital contracts with over 200 hospitals. In addition to providing anatomic pathology services, AmeriPath generally serves as the medical director of the hospital’s clinical laboratory, microbiology laboratory and blood banking operation and facilitates the hospital’s compliance with licensing requirements. AmeriPath typically bills and collects the professional component of the charges for medical services rendered by its pathologists, and, in some cases, AmeriPath is also paid an annual fee for providing the medical director for the hospital’s clinical laboratory.

     AmeriPath’s industry is highly regulated. The manner in which licensed physicians can organize to perform and bill for medical services is governed by state laws and regulations. Business corporations like AmeriPath often are not permitted to employ physicians or to own corporations that employ physicians or to otherwise exercise control over the medical judgments or decisions of physicians.

     In states where AmeriPath is not permitted to directly own a medical operation, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, AmeriPath conducts business through entities that it controls, and it is these affiliated entities that employ the physicians who practice medicine. In such states, AmeriPath generally enters into a contract that restricts the owner of the affiliated entity from transferring their ownership interests in the affiliated entity and otherwise provides AmeriPath or its designee with a controlling voting or financial interest in the affiliated entity and its laboratory operations. This controlling financial interest generally is obtained pursuant to a long-term management service agreement between AmeriPath and the affiliated entity. Under the management services agreement, AmeriPath exclusively manages all aspects of the operation, including entering into all managed care contracts, other than the provision of medical services. Generally, the affiliated entity has no operating assets because AmeriPath acquired all of its operating assets at the time it acquired the related laboratory operations. In accordance with Emerging Issues Task Force Issue No. 97-2, Physician Practice Management Entities and Certain Other Entities with Contractual Management Agreements (“EITF 97-2”), Financial Accounting Standards Board (“FASB”) Statement No. 94 (Consolidation of All Majority-owned Subsidiaries) and No. 141 (Business Combinations), the financial statements of the operations AmeriPath controls, including these affiliated entities, are included in the consolidated financial statements of the Company.

     AmeriPath has also acquired an interest in a few anatomic pathology laboratory operations whose financial statements are not required to be consolidated with its own under EITF 97-2 (“managed operations”). In these circumstances, AmeriPath acquired assets of physician groups and entered into service contracts with the physician groups to provide equipment, supplies, support personnel, and management and financial advisory services. The financial statements of these entities are not required to be included in the consolidated financial statements of the Company since AmeriPath has no

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

controlling interest in these operations. Management service fees received pursuant to service agreements with these operations constituted approximately 2% of the Company’s net revenues for the year ended December 31, 2006.

Note 2—Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, such interim financial statements contain all adjustments (consisting of normal recurring items) considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented. The results of operations and cash flows for any interim period are not necessarily indicative of results that may be expected for the full year.

     The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2006.

Note 3—Recent Accounting Pronouncements

     In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides a new single authoritative definition of fair value and provides enhanced guidance for measuring the fair value of assets and liabilities and requires additional disclosures related to the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings, SFAS 157 is effective as of January 1, 2008. The Company is currently assessing the impact, if any, of SFAS 157 on the consolidated financial statements.

     In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). FIN 48 provides guidance on recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that a company has taken or expects to take on a tax return. The Company adopted FIN 48 in the first quarter of 2007, as required. The cumulative effect of adopting FIN 48 did not have a significant impact on the Company’s consolidated financial position, results of operations or effective tax rate.

Note 4—Mergers and Acquisitions

      During the first quarter of 2007, the Company did not acquire any new practices.

     On January 31, 2006, the Company completed its acquisition of Specialty, an esoteric lab in Valencia, California in a transaction valued at approximately $334.0 million. Under the terms of the merger agreement, the Company acquired all common shares of Specialty common stock outstanding at closing for $13.25 per common share, or $317.4 million. The Company financed the acquisition through a combination of cash on hand, contribution of shares by Specialty’s majority shareholder, additional cash equity of $46.1 million from WCAS, and borrowings under the Company’s new senior credit facility (the “New Credit Facility”). The Company paid $197.8 million in cash and issued $119.6 million or 19,930,208 shares in Company stock. The Company’s common stock was issued at $6.00 a share, which was based on an internal valuation and previous transactions with third parties. In addition, the Company paid $9.7 million in cash for outstanding stock options of Specialty. Pursuant to the terms of the merger agreement, Specialty’s outstanding stock options became fully vested and exercisable and were canceled in exchange for the right to receive an amount, for each share subject to the stock option, equal to the excess of $13.25 per share over the exercise price per share of such option. The aggregate purchase price of approximately $334.0 million includes transaction costs of approximately $6.9 million consisting primarily of fees and expenses of investment bankers, attorneys, and accountants.

     On March 31, 2006, the Company also acquired Rose Pathology Associates, P.C., a hospital based anatomic pathology practice in Denver, Colorado. The Company also acquired Jill A. Cohen, M.D., P.C., a dermatopathology practice in Tucson, Arizona, on October 26, 2006. The total consideration paid by the Company in connection with these acquisitions was $23.4 million in cash. The Company assumed goodwill with these transactions of $22.3 million.

     All of the above acquisitions were recorded using the purchase method of accounting. The final allocation of the purchase price was determined based on the fair value of assets acquired and the fair value of liabilities assumed as of the date that the acquisition was consummated. Intangible assets have been identified which are valued apart from goodwill in

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

the amount of approximately $60.5 million for the 2006 acquisitions. Under Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), goodwill associated with these acquisitions is no longer being amortized, but is reviewed annually for impairment. Goodwill recorded as a result of the 2006 acquisitions totaled $234.1 million. The operating results of the companies acquired are included in the accompanying consolidated financial statements from their respective dates of purchase.

     The unaudited pro forma information presented below is for illustrative information purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future.

Three Months
Ended
March 31, 2006
Net revenues	$183,762
Net loss	(4,435)

Note 5—Intangible Assets

     Amortization expense of identifiable intangibles was approximately $2.5 million and $3.3 million for the three months ended March 31, 2007 and 2006, respectively.

     Amortization expense related to identifiable intangibles for each of the five succeeding fiscal years and thereafter as of March 31, 2007 is as follows:

Remainder of 2007	$7,540
2008	9,222
2009	8,944
2010	8,766
2011	8,530
2012	8,508
Thereafter	96,971

                                                    The weighted average amortization period for identifiable intangible assets is approximately 19.1 years.

Note 6—Long-term Debt

     Credit Facility— On January 31, 2006, in connection with the acquisition of Specialty, AmeriPath terminated its existing senior credit facility and entered into a new credit facility (“the New Credit Facility”) with a syndicate of financial institutions led by Wachovia Bank and Citigroup Global Markets, Inc. The New Credit Facility consists of a $203.5 million term loan and a $105.0 million revolving credit facility. The Company borrowed $203.5 million of the term loan and $52.0 million of the revolving credit to fund a portion of the Specialty acquisition consideration, to pay certain transaction costs related to the acquisition, to refinance existing indebtedness of the Company and to pay related expenses with the acquisition. As of March 31, 2007, the available balance on the revolving credit facility was $18.9 million.

     On February 12, 2007, the New Credit Facility was amended, among other things, to allow Intermediate to issue PIK Notes (later defined). In connection with the issuance of the PIK Notes and the amended New Credit Facility, AmeriPath is now able to, among other things, use the net proceeds of the PIK Notes issuance to repay outstanding loans under the Company’s revolving credit facility, for general corporate purposes, including consummating various contemplated acquisitions, and to pay related fees and expenses.

     PIK Notes—On February 12, 2007 Intermediate issued $125.0 million aggregate principal amount of Senior Unsecured Floating Rate PIK Toggle Notes due 2014 (“PIK Notes”). The notes were issued at a discount of 1.0% and interest on the notes will be payable on February 15 and August 15 of each year, commencing on August 15, 2007. Cash interest on the notes will bear interest at a rate per annum equal to six-month LIBOR plus 5.25% . PIK interest will accrue at a rate per annum equal to six-month LIBOR plus 6.00% .

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

     Letters of Credit—As of March 31, 2007, the Company had letters of credit outstanding totaling $12.1 million. The letters of credit secure payments under certain operating leases and insurance policies and expire at various dates during 2007 through 2013. Some of the letters of credit automatically decline in value over various lease terms. The letters of credit have annual fees averaging 2.4% . Available borrowings under the $105.0 million revolving credit facility are reduced by the notional balance outstanding on these letters of credit. In addition, the Company had $300,000 of surety bonds outstanding on March 31, 2007 to satisfy Florida Medicaid requirements.

Note 7—Derivative Instrument

     In April 2004, the Company entered into a 2 1/2 year interest rate swap transaction which involved the exchange of fixed for floating rate interest payments without the exchange of the underlying principal amount. The interest differential to be paid or received was accrued and was recognized as an adjustment to interest expense. The change in the market value of the derivative instrument was recognized in the consolidated statements of operations. On October 2, 2006, the Company terminated the agreement. For the three months ended March 31, 2006, the Company recognized a $0.3 million gain in the value of the derivative, which is reflected in the accompanying consolidated statements of operations.

Note 8—Commitments and Contingencies

     During the ordinary course of business, the Company has become and may in the future become subject to legal actions and proceedings. The Company may have liability with respect to its employees and its pathologists and with respect to hospital employees who are under the supervision of its hospital-based pathologists. The majority of these pending legal proceedings involve claims of medical malpractice and most of those suits relate to cytology services. Based upon investigations conducted to date, the Company believes the outcome of any pending legal actions and proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. If the Company is ultimately found liable under the outstanding medical malpractice claims, there can be no assurance that medical malpractice insurance arrangements will be adequate to cover all such liabilities. The Company also may, from time to time, be involved with legal actions related to the acquisition of anatomic pathology operations, the prior conduct of acquired operations or the employment and restriction on competition of physicians. There can be no assurance that any costs or liabilities for which the Company becomes responsible in connection with these claims or actions will not be material or will not exceed the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties.

     Healthcare Regulatory Environment and Reliance on Government Programs — The healthcare industry in general, and the services that the Company provides, are subject to extensive federal and state laws and regulations. Additionally, a significant portion of the Company’s net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audits and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of increased regulatory audits and adjustments, or changes in the interpretation of the coding of services or the amounts payable for the Company’s services under these programs could have a material adverse effect on the Company’s consolidated financial position and results of operations. The Company’s operations are continuously subject to review and inspection by regulatory authorities.

     From time to time, the Company receives subpoenas from government officials. For instance, Specialty received a subpoena from the California Attorney General’s Office. The subpoena seeks various documents including documents relating to billings to the Medicaid program with time frames ranging from three to ten years. The Company is providing or has provided information to the California Attorney General’s Office and intends to cooperate in the investigation. It is not possible at this point to determine whether the government will pursue action against AmeriPath or to assess the merits of possible defenses AmeriPath might have to any such action. Accordingly, no assurances can be given regarding the ultimate outcome of the investigation.

Note 9—Comprehensive Income

     Statement of Financial Accounting Standards No. 130, “Comprehensive Income”, requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. For the three months ended March 31, 2007 and 2006 net income equaled comprehensive income.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

Note 10—Income Taxes

     On January 1, 2007, the Company adopted FIN 48. FIN 48 provides guidance on recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that a company has taken or expects to take on a tax return. The Company has identified and categorized its tax positions and these positions have been evaluated and assessed for recognition and measurement under the guidelines of FIN 48.

     The recognition and measurement of certain tax benefits includes estimates and judgment by management and inherently includes subjectivity. Changes in estimates may create volatility in the Company’s effective tax rate in future periods due to settlements with various tax authorities (either favorable or unfavorable), the expiration of the statute of limitations on some tax positions and obtaining new information about particular tax positions that may cause management to change its estimates.

     The adoption of FIN 48 resulted in an increase to the Company’s contingent tax liability reserves of $2.9 million with corresponding charges to goodwill of $2.9 million. The contingent tax liability does not include accrued interest expense and penalties. Accruals and assessments for interest expense and penalties on contingent tax liabilities have historically been immaterial. The contingent liabilities for tax positions under FIN 48 primarily relate to uncertainties associated with the realization of tax benefits derived from the characterization and timing of certain tax deductions associated with acquisitions. As of January 1, 2007, the amount of unrecognized tax benefits was $7.5 million which, if recognized, none would affect the effective rate.

     The Company’s effective income tax rate was 25.0% and 68.8% for the three month periods ended March 31, 2007 and 2006, respectively. The change in tax rate is primarily attributable to state income tax valuation allowances.

Note 11—Stock Options

     Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (a revision of FASB Statement No. 123, Accounting for Stock Based Compensation), or SFAS No. 123(R), using the prospective transition method. Under that method, compensation cost recognized for the year ended December 31, 2006 includes all share-based payments granted on or subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Compensation cost related to stock awards granted is being recognized on a straight-line basis over the requisite service period.

     The Company calculates the fair value of employee stock options using a Black-Scholes-Merton option pricing model at the time the stock options are granted and that amount is amortized over the vesting period of the options, which is generally up to five years. The fair value for employee stock options for the three months ended March 31, 2007 and 2006 was calculated based on the following assumptions: an average risk-free interest rate for the period of 4.6%; dividend yield of 0%; weighted-average volatility factor of 36.0%; and a weighted average expected life of the options of 6.5 years. The expected term was determined using the “shortcut method” described in Staff Accounting Bulletin Topic 14.D.2, which is based on a calculation to arrive at the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate was based on the applied yield currently available on U.S. treasury zero-coupon issues with a remaining term equivalent to the stock option award’s expected term. The expected weighted-average volatility factor is based on the historical stock prices of two competitors of AmeriPath whose shares are publicly traded over the most recent period, commensurate with the expected term of the stock option award.

     In accordance with SFAS No. 123(R), the Company recorded compensation cost of approximately $1.2 million and $0.1 million for the three months ended March 31, 2007 and 2006, respectively. The Company recognized a tax benefit for share-based compensation arrangements of approximately $0.2 million and $0.1 million in the first quarter of 2007 and 2006, respectively. As required by SFAS No. 123(R), the Company now estimates forfeitures of employee stock options and recognizes compensation cost only for those awards expected to vest. Forfeiture rates are determined for two groups of employees – executives and management based on historical experience. Estimated forfeitures are now adjusted to actual forfeiture experience as needed.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

     The following table summarizes information related to the Company’s stock option activity for the three months ended March 31, 2007:

			Weighted Average Remaining Contractual Term (Yrs)

	Number of Shares	Weighted Average Exercise Price

Outstanding at December 31, 2006	11,931,110	$3.50
Granted	37,500	3.50
Terminated/lapsed	(6,000)	3.50

Outstanding at March 31, 2007	11,962,610	$3.50

Vested or expected to vest as of March 31, 2007	11,412,130	$3.50	7.6
Exercisable at March 31, 2007	4,912,635	$3.50	6.9

     The weighted-average fair value of stock options granted during the three months ended March 31, 2007 and 2006 was $1.58 for options issued at $3.50 and $2.71 for options issued at $6.00. There were no stock option exercises during the three months ended March 31, 2007 or 2006.

      As of March 31, 2007, there was $8.7 million of total unrecognized compensation cost related to non-vested options, which is expected to be recognized, on a straight-line basis, over a weighted average period of 4.05 years.

Note 12—Subsequent Events

     On April 2, 2007, the Company made its semi-annual interest payment on the Senior Subordinated Notes of approximately $18.4 million.

     On April 12, 2007, the Company paid off $68.0 million of the revolving credit facility. On April 20, 2007, the Company paid off the remaining $6.0 million of the revolving credit facility.

     On April 15, 2007, the Company signed a definitive agreement to be acquired by Quest Diagnostics Incorporated (Quest), a Delaware corporation, in an all-cash transaction valued at approximately $2 billion, including approximately $770 million in anticipated debt at closing. The consummation of the merger was subject to various conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

     On May 31, 2007, Quest completed the previously discussed acquisition of the Company for approximately $2.0 billion. All debt related to the Company and its subsidiaries was repaid in connection with the acquisition.

Note 13—Guarantor Subsidiaries

     The following information is presented in connection with the Company’s 10½% senior subordinated notes due 2013. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the Company’s consolidated financial statements are fully interdependent and integrated. Accordingly, consolidating the operating results of those separate legal entities is not representative of what the actual operating results of those entities would be on a stand-alone basis. Operating expenses of those separate legal entities include intercompany charges for management fees and other services. Certain expense items and asset and liability balances that are applicable to the Company’s subsidiaries are typically recorded in the books and records of AmeriPath. For purposes of this footnote disclosure, such balances and amounts have been “pushed down” to the respective subsidiaries either on a specific identification basis, or when such items cannot be specifically attributed to an individual subsidiary, have been allocated on an incremental or proportional cost basis to the Company and its subsidiaries.

     The following tables present consolidating financial information at March 31, 2007 and 2006, for (i) AmeriPath, (ii) on a combined basis, the subsidiaries of AmeriPath that are guarantors of the Company’s 10½% Senior Subordinated Notes due 2013 (the “Subsidiary Guarantors”) and (iii) on a combined basis, the subsidiaries of AmeriPath that are not guarantors of the Company’s 10½% Senior Subordinated Notes due 2013 (the “Non-Guarantor Subsidiaries”). The maximum potential amount of future payments the subsidiary Guarantors could be required to make under the Guarantee is $350.0 million.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

Condensed Consolidating Balance Sheets:

	AmeriPath,	Subsidiary	Non—Guarantor	Consolidating	Consolidated
March 31, 2007	Inc.	Guarantors	Subsidiaries	Adjustments	Total
Assets
Current assets:
Cash and cash equivalents	$1,522	$(1,436)	$100,492	$--	$100,578
Restricted cash	--	29,601	--	--	29,601
Accounts receivable, net	(461)	123,606	30,134	--	153,279
Inventories	209	6,843	123	--	7,175
Other current assets	3,119	19,449	3,713	--	26,281
Total current assets	4,389	178,063	134,462	--	316,914
Property & equipment, net	55,187	65,161	1,892	--	122,240
Goodwill, net	--	698,952	152,079	--	851,031
Other identifiable intangibles, net	41,660	138,570	32,832	--	213,062
Investment in subsidiaries	1,132,260	--	--	(1,132,260)	--
Other assets	16,951	13,927	8,716	--	39,594
Total assets	$1,250,447	$1,094,673	$329,981	$(1,132,260)	$1,542,841
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$35,972	$60,101	$(2,932)	$--	$93,141
Current portion of long-term debt	2,087	--	--	--	2,087
Other current liabilities	779	382	--	--	1,161
Total current liabilities	38,838	60,483	(2,932)	--	96,389
Long-term debt	623,430	17	211,289	--	834,736
Other liabilities	16,073	26,196	2,759	--	45,028
Deferred tax liabilities, net	1,093	43,696	(9,202)	--	35,587
Total long-term liabilities	640,596	69,909	204,846	--	915,351
Intercompany payable (receivable)	(58,919)	11,781	47,138	--	--
Stockholders’ equity:				--
Preferred stock	--	--	90	--	90
Common stock	1	--	80	--	81
Additional paid-in capital	603,899	--	(73,107)	--	530,792
Retained earnings (deficit)	26,032	952,500	153,866	(1,132,260)	138
Total stockholders’ equity	629,932	952,500	80,929	(1,132,260)	531,101
Total liabilities and stockholders’ equity	$1,250,447	$1,094,673	$329,981	$(1,132,260)	$1,542,841

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

			Non—
	AmeriPath,	Subsidiary	Guarantor	Consolidating	Consolidated
December 31, 2006	Inc.	Guarantors	Subsidiaries	Adjustments	Total
Assets
Current assets:
Cash and cash equivalents	$26	$(756)	$4,167	$--	$3,437
Restricted cash	--	30,906	--	--	30,906
Accounts receivable, net	(1,154)	113,210	25,891	--	137,947
Inventories	234	5,976	216	--	6,426
Other current assets	2,367	19,326	3,565	--	25,258
Total current assets	1,473	168,662	33,839	--	203,974
Property & equipment, net	49,640	63,199	1,791	--	114,630
Goodwill, net	--	695,210	151,265	--	846,475
Other identifiable intangibles, net	41,750	140,540	33,287	--	215,577
Investment in subsidiaries	1,132,260	--	--	(1,132,260)	--
Other assets	17,630	13,543	2,502	--	33,675
Total assets	$1,242,753	$1,081,154	$222,684	$(1,132,260)	$1,414,331
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$26,108	$67,381	$4,831	$--	$98,320
Current portion of long-term debt	2,035	55	--	--	2,090
Other current liabilities	908	377	--	--	1,285
Total current liabilities	29,051	67,813	4,831	--	101,695
Long-term debt	622,139	30	77,295	--	699,464
Other liabilities	16,237	27,314	420	--	43,971
Deferred tax liabilities, net	1,092	43,697	(9,202)	--	35,587
Total long-term liabilities	639,468	71,041	68,513	--	779,022
Intercompany payable (receivable)	(32,106)	(10,200)	42,306	--	--
Stockholders’ equity:
Preferred stock	--	--	90	--	90
Common stock	1	--	80	--	81
Additional paid-in capital	580,523	--	(50,888)	--	529,635
Retained (deficit) earnings	25,816	952,500	157,752	(1,132,260)	3,808
Total stockholders’ equity	606,340	952,500	107,034	(1,132,260)	533,614
Total liabilities and stockholders’ equity	$1,242,753	$1,081,154	$222,684	$(1,132,260)	$1,414,331

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

              Condensed Consolidating Statements of Operations:

	AmeriPath, Inc.	Subsidiary Guarantors	Non—Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the three months ended March 31, 2007
Net revenues	$--	$164,807	$35,887	$--	$200,694
Cost of services	--	103,709	13,296	--	117,005
Selling, general and administrative expenses	1,754	56,923	7,334	--	66,011
Amortization expense	--	2,225	290	--	2,515
Merger-related charges	109	--	--	--	109
Total operating costs and expenses	1,863	162,857	20,920	--	185,640
(Loss) income from operations	(1,863)	1,950	14,967	--	15,054
Other income (expense)
Interest expense	(14,367)	(676)	(5,812)	--	(20,855)
Interest income	49	363	764	--	1,176
Management fee (A)	--	14,967	(14,967)	--	--
Change in value of derivative	--	--	--	--	--
Write-off of deferred financing costs	--	--	--	--	--
Other, net	(23)	3	(250)	--	(270)
Total other expenses	(14,341)	14,657	(20,265)	--	(19,949)
(Loss) income before income taxes	(16,204)	16,607	(5,298)	--	(4,895)
Benefit (provision) for income taxes	7,793	(7,996)	1,428	--	1,225
Equity earnings from subsidiaries	8,622	--	--	(8,622)	--
Net income (loss)	$211	$8,611	$(3,870)	$(8,622)	$(3,670)

	AmeriPath, Inc.	Subsidiary Guarantors	Non—Guarantor Subsidiaries	Consolidating Adjustments	Consolidated Total
For the three months ended March 31, 2006
Net revenues	$--	$139,320	$31,616	$--	$170,936
Cost of services	--	85,561	11,365	--	96,926
Selling, general and administrative expenses	722	49,936	4,933	--	55,591
Amortization expense	--	2,894	370	--	3,264
Merger-related charges	586	--	--	--	586
Total operating costs and expenses	1,308	138,391	16,668	--	156,367
(Loss) income from operations	(1,308)	929	14,948	--	14,569
Other income (expense)
Interest expense	(13,691)	(2)	(2,906)	--	(16,599)
Interest income	51	355	111	--	517
Management fee (A)	--	14,948	(14,948)	--	--
Change in value of derivative	293	--	--	--	293
Write-off of deferred financing costs	(3,360)	--	--	--	(3,360)
Other, net	(68)	--	(250)	--	(318)
Total other expenses	(16,775)	15,301	(17,993)	--	(19,467)
(Loss) income before income taxes	(18,083)	16,230	(3,045)	--	(4,898)
Benefit (provision) for income taxes	6,963	(7,200)	3,606	--	3,369
Equity earnings from subsidiaries	9,029	--	--	(9,029)	--
Net (loss) income	$(2,091)	$9,030	$561	$(9,029)	$(1,529)

________

(A)	In accordance with the applicable management fee agreements, the Subsidiary Guarantors are the direct beneficiary of substantially all of the pre-tax income of the Non-Guarantor Subsidiaries.

AMERIPATH GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

              Condensed Consolidating Statements of Cash Flows:

			Non— Guarantor Subsidiaries
	AmeriPath, Inc.	Subsidiary Guarantors		Consolidating Adjustments	Consolidated Total
For the three months ended March 31, 2007
Cash flows from operating activities:
Net income (loss)	$211	$8,611	$(3,870)	$(8,622)	$(3,670)
Adjustments to reconcile net income (loss) to cash provided by
(used in) operating activities	2,944	7,871	19,121	--	29,936
Changes in assets and liabilities which (used) provided cash, net
of effects of acquisitions	(19,268)	(24,943)	(5,732)	8,622	(41,321)
Net cash (used in) provided by operating activities	(16,113)	(8,461)	9,519	--	(15,055)
Cash flows (used in) provided by investing activities	(5,899)	7,797	(15,977)	--	(14,079)
Cash flows provided by (used in) financing activities	23,508	(16)	102,783	--	126,275
Increase (decrease) in cash and cash equivalents	1,496	(680)	96,325	--	97,141
Cash and cash equivalents, beginning of period	26	(756)	4,167	--	3,437
Cash and cash equivalents, end of period	$1,522	$(1,436)	$100,492	$--	$100,578

			Non— Guarantor Subsidiaries
	AmeriPath, Inc.	Subsidiary Guarantors
For the three months ended March 31, 2006				Consolidating Adjustments	Total
Cash flows from operating activities:
Net (loss) income	$(2,091)	$9,030	$561	$(9,029)	$(1,529)
Adjustments to reconcile net (loss) income to cash provided by
(used in) operating activities	4,907	22,926	3,827	--	31,660
Changes in assets and liabilities which (used) provided cash, net
of effects of acquisitions	(47,329)	11,183	(481)	9,029	(27,598)
Net cash (used in) provided by operating activities	(44,513)	43,139	3,907	--	2,533
Cash flows (used in) provided by investing activities	(145,261)	(38,422)	(1,444)	--	(185,127)
Cash flows provided by (used in) financing activities	189,649	(266)	(19,099)	--	170,284
(Decrease) increase in cash and cash equivalents	(125)	4,451	(16,636)	--	(12,310)
Cash and cash equivalents, beginning of period	--	3,325	23,103	--	26,428
Cash and cash equivalents, end of period	$(125)	$7,776	$6,467	$--	$14,118